Exhibit 10.4

LIMITED GUARANTY

This Limited Guaranty Agreement (this “Agreement”), dated as of February 2, 2023 (the “Effective Date”), is entered into between Core Development Holdings Corporation, a Florida corporation (“Seller” or “Guarantor”) and Cuentas Inc., a Florida corporation (“Buyer”). Seller and Buyer may each be referred to in this Agreement as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties have entered into that certain Membership Interest Purchase Agreement dated February 2, 2023 (“MIPA”), pursuant to which Seller shall transfer and assign to Buyer a 6.0% interest in 4280 Lakewood Road Manager LLC (“4280 Manager”);

WHEREAS, the Parties recognize that Buyer will own and hold the 6.0% interest in 4280 Manager as passive owner with limited rights to participate in management, operations or voting of 4280 Manager;

WHEREAS, the Parties recognize that Buyer as a passive investor in the 4280 Manager will have little if any effective management or control to ensure a return of its investment in 4280 Manager and Seller has agreed to guarantee the return of Buyer’s investment and Seller’s representations and warranties set forth in the MIPA and this Agreement, pursuant to the terms and conditions set forth herein.

WHEREAS, the Parties recognize that there is a written consent requirement by the Seller from the other members of 4280 Manager for the transfer of 6.0% Assigned Interest pursuant to governing documents of 4280 Manager (“4280 Consent”);

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties agree as follows:

1. Limited Guaranty of Outstanding Purchase Price. To induce Buyer to enter into the MIPA, upon release by Escrow Agent, the terms not defined herein are as defined in the MIPA, from Escrow to Buyer of the 6.0% Assigned Interest following receipt of 4280 Consent, Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to Buyer, the full or partial payment, as the case maybe, of the Purchase Price, defined in Section 3 of the MIPA, less (i) any and all distributions on account of its 6.0% Assigned Interest, (ii) any and all proceeds received by Cuentas from the sale or assignment of all or any portion of its 6.0% Assigned Interest, and (iii) the fair market valuation of any remaining interest owned by Cuentas (collectively (i) through (iii) shall be referred to as the “Value of Cuentas Interest”). If the Value of Cuentas Interest is less than the Purchase Price upon the occurrence of a Guaranty Trigger Event, as that term is defined in Section 2 of this Agreement, then this amount shall be referred as the “Guarantor Payment Obligation” .

2. Guaranty Trigger Event(s). A Guarantor Payment Obligation existing upon the occurrence of the following events shall require Guarantor’s payment to Buyer of the Guarantor Payment Obligation:

a. the seventh anniversary of the Effective Date of this Agreement

b. the date 4280 Manager no longer owns and holds an interest in 280 Lakewood Road LLC (“4280 Road”);

c. the date 4280 Road no longer owns and holds the real estate and improvements of the 4280 Lakewood Road project; or

d. a material adverse event not cured within 180 days, affecting the going concern of 4280 Manager or 4280 Manager’s interest in 4280 Road or the 4280 Project (as that term is defined in the MIPA);the 4280 Developer lender provides written default notice under the 4280 Developer loan documents, which is not cured within 90 days of receipt.

Subsections (a) through (e) are collectively referred to as the “Guaranty Trigger Event(s)”.

3. Guarantee Cap. The maximum amount payable by the Guarantor under this Agreement shall not exceed the amount of the Guarantor Payment Obligation (the “Guarantee Cap”) under any circumstances, it being understood that Buyer will not seek to enforce this Limited Guaranty for an amount in excess of the Guarantee Cap. Buyer hereby agrees that in no event shall the Guarantor be required to pay any amount to Buyer under, in respect of, or in connection with this Limited Guaranty or the MIPA, or the transactions contemplated hereby and thereby other than as expressly set forth herein or therein. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Within 60 days of written notice by Buyer to Guarantor of the occurrence of an event triggering Seller’s Guaranteed Obligations as set forth in (a) through (e) of Section 2, Guarantor shall pay to Buyer in cleared funds the full amount of the Guarantee Cap.

4. Nature of Guaranty. Buyer shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that 4280 Manager or 4280 Road become subject to a bankruptcy, or similar proceeding, and the failure of Buyer to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to Buyer in respect of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and not of collection.

3. Certain Waivers.

(a) Subject to the Guarantee Cap, to the fullest extent permitted by Applicable Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law that would otherwise require any election of remedies by Buyer. The Guarantor waives promptness, diligence, of this Limited Guaranty and of the Guaranteed Obligations. .

(b) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the MIPA and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits.

4. Representations and Warranties. The Guarantor hereby represents and warrants that:

(a) the Guarantor is a duly organized and validly existing Florida corporation in good standing under the laws of the jurisdiction of its organization; and

(b) the execution, delivery, and performance of this Limited Guaranty have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s charter, partnership agreement, operating agreement, or similar organizational documents or any Applicable Law binding on the Guarantor or any of its property or assets;

5. Continuing Guaranty; Termination. This Limited Guaranty may not be revoked or terminated and shall remain in full force and effect and binding on the Guarantor, its successors, and permitted assigns until the complete, irrevocable, and indefeasible payment and satisfaction in full of the Guaranteed Obligations, subject to the Guarantee Cap.

6. Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or electronic mail with confirmation of transmission by the transmitting equipment (or, the first business day following such transmission if the date of transmission is not a business day) or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

If to the Buyer,

Cuentas, Inc.

Attn. Arik Maimon

CEO

235 Lincoln Road, Suite 210

Miami Beach, FL 33139

Email: arik@cuentas.com; compliance@cuentas.com

If to Seller:

Core Development Holdings Corp.

Attn. Engin K. Yesil

1001 NW 163rd Drive

Miami, Florida 33169

Email: engin@yesil.us

7. Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

8. Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.

9. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Florida. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Florida, in the County of Miami-Dade, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. The prevailing Party in any action arising under or relating to this Agreement shall be entitled to an award of its reasonable attorney’s fees and cost.

10. Waiver of Jury Trial. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party to this Agreement certifies and acknowledges that (a) no representative of any other Party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such Party has considered the implications of this waiver; (c) such Party makes this waiver voluntarily; and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.

11. Counterparts. This Agreement may be executed in counterparts and electronically via DocuSign, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

12. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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By signing below each party agrees to be bound by this Agreement and the terms and conditions of the Agreement except as modified by the terms and conditions of this Agreement.

BUYER:

By:	/s/ Arik Maimon
Arik Maimon
CEO
Cuentas, Inc.
235 Lincoln Road, Suite 210 Miami Beach, FL 33139

SELLER:

By:	/s/ Engin K. Yesil
Engin K. Yesil
President
Core Development Holdings Corporation
1001 NW 163rd Drive
Miami, Florida 33169

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